Exhibit 99.2



F O R    I M M E D I A T E   R E L E A S E

MEDTRONIC RESPONDS TO RULING IN JOHNSON & JOHNSON/CORDIS VS. MEDTRONIC AVE CASE

MINNEAPOLIS, MN, November 21, 2000 - Medtronic, Inc. (NYSE: MDT) today issued the following statement in response to today's ruling in the Johnson & Johnson/Cordis vs. Medtronic AVE case:

Medtronic is surprised and disappointed that a Delaware jury has ruled in favor of Johnson & Johnson/Cordis in a longstanding patent suit filed against Arterial Vascular Engineering, Inc. However, it's important to note that the products named in this suit - the GFX, GFX2 and Microstent - are obsolete and no longer marketed. This decision will have no immediate impact on the products currently sold in the market. We are fully confident in the merits of our case and will aggressively pursue legal options.

         Medtronic, Inc., headquartered in Minneapolis, is the world's leading medical technology company, providing lifelong solutions for people with chronic disease. Its Internet address is www.medtronic.com.